EXHIBIT 24(a)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC COMPANY, INC., a Hawaii corporation (“HECO”), and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint T. Michael May, Richard A. von Gnechten, Lorie Ann Nagata, David J. Reber and Gregory R. Kim of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to be done to enable HECO to comply with the Securities Act of 1933, as amended (the “Securities Act”) and with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof and/or to comply with the requirements of any other state regulatory authority, all in connection with the registration under the Securities Act on Form S-3 of up to 4,000,000 of Trust Preferred Securities with a liquidation preference of $25 per Preferred Security to be issued by HECO Capital Trust III, or of up to 2,000,000 of Trust Preferred Securities with a liquidation preference of $25 per Preferred Security to be issued by each of HECO Capital Trust III and HECO Capital Trust IV, for the benefit of the corporation and its subsidiaries, Hawaii Electric Light Company, Inc. (“HELCO”) and Maui Electric Company, Limited (“MECO”), and the related HECO Guarantees and underlying debt securities of HECO, MECO and HELCO, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Hawaiian Electric Company, Inc., and the names of the undersigned officers and directors thereof, in the capacities indicated below, to a registration statement (or to two registration statements if HECO Capital Trust IV is to be organized and up to 2,000,000 of its Trust Preferred Securities are to be offered) to be filed with the Securities and Exchange Commission in respect of the aforementioned securities and to any and all amendments (including pre- and post-effective amendments) and supplements thereto (including specifically and without limiting the generality of the foregoing, any amendment or amendments changing the number of Trust Preferred Securities for which registration is being sought) and to any instruments or documents filed as a part of or in connection with said registration statements or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Hawaiian Electric Company, Inc. has caused this Power of Attorney to be executed in its name by its President and its Financial Vice President and attested by its Secretary, and the undersigned officers and directors of Hawaiian Electric Company, Inc. have hereunto set their hands, as of the 20th day of June, 2003. This Power of Attorney may be executed in any number of counterparts by the corporation and by any one or more of the officers and directors named below.

ATTEST:	HAWAIIAN ELECTRIC COMPANY, INC.

/s/ MOLLY M. EGGED	By	/s/ T. MICHAEL MAY
Molly M. Egged		T. Michael May
Secretary		President & Chief Executive Officer

	By	/s/ RICHARD A. VON GNECHTEN
Richard A. von Gnechten
Financial Vice President

/s/ T. MICHAEL MAY	President & Chief Executive Officer
T. Michael May

/s/ RICHARD A. VON GNECHTEN	Financial Vice President and Principal Financial Officer
Richard A. von Gnechten

/s/ ERNEST T. SHIRAKI	Controller and Principal Accounting Officer
Ernest T. Shiraki

/s/ ROBERT F. CLARKE	Chairman of the Board of Directors
Robert F. Clarke

/s/ SHIRLEY J. DANIEL	Director
Shirley J. Daniel

/s/ DIANE J. PLOTTS	Director
Diane J. Plotts

/s/ JAMES K. SCOTT	Director
James K. Scott

/s/ ANNE M. TAKABUKI	Director
Anne M. Takabuki

/s/ BARRY K. TANIGUCHI	Director
Barry K. Taniguchi

/s/ JEFFREY N. WATANABE	Director
Jeffrey N. Watanabe

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